UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

Ambassadors International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1071 Camelback Street Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 759-5900

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the termination of Laura L. Tuthill and Joseph G. McCarthy (described in Item 5.02 below), Ambassadors International, Inc. (the “Company”) entered into a Severance Agreement and General Release of All Claims with each of Ms. Tuthill and Mr. McCarthy (the “Agreements”). A copy of the Agreements are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K. The Agreements provide for severance payments payable in accordance with the Company’s standard practices and an additional payment to each of Ms. Tuthill and Mr. McCarthy in consideration of their continued service during the transition period.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 6, 2009, Laura L. Tuthill, chief financial officer, treasurer, and secretary of the Company, and Joseph G. McCarthy, vice president corporate development and general counsel of the Company, entered into Agreements described in Item 1.01 above in connection with their termination as employees and executive officers of the Company. Ms. Tuthill’s employment will terminate on April 30, 2009 when she will cease to serve as an executive officer of the Company and an officer and director of several of the Company’s subsidiaries. Mr. McCarthy’s employment will terminate on September 30, 2009 when he will cease to serve as an executive officer of the Company and an officer and director of several of the Company’s subsidiaries. Ms. Tuthill and Mr. McCarthy will assist the Company during the transition period pursuant to the Agreements. Ms. Tuthill and Mr. McCarthy were terminated as a result of the Company’s decision to focus on Windstar Cruises, by consolidating the cruise and corporate headquarters in Seattle, WA and potentially selling its Marine and Travel and Events divisions.

Item 8.01 Other Events.

On February 11, 2009, the Company issued a press release announcing its decision to primarily focus its efforts on Windstar Cruises, a copy of which is included as Exhibit 99.1 with this Current Report on Form 8-K. In connection with this decision, the Company has engaged Stephens Inc. to sell the Company’s principal non-Windstar assets including its marine division and its travel and events division. The Company also announced that its cruise and corporate headquarters will be consolidated in Seattle over the next several months.

The Company also announced that effective February 11, 2009 Art Rodney, a current member of the Company’s board of directors, will replace Joe Ueberroth as the Chairman of the Board. Mr. Ueberroth will remain on the Company’s board of directors and has been requested by the board of directors to participate in the bidding process for the sale of the Company’s marine division. While the board of directors will actively solicit bids from other interested parties in the bidding process for the Company’s marine division, in light of Mr. Ueberroth’s anticipated participation in the bidding process for the Company’s marine division, the board of directors has formed a special committee of disinterested directors to consider any transaction related to the sale of the marine division.

Item 9.01 Exhibits.

(d) Exhibits

10.1	Severance Agreement and General Release of All Claims between Laura L. Tuthill and the Company.

10.2	Severance Agreement and General Release of All Claims between Joseph M. McCarthy and the Company.

99.1 Press Release dated February 11, 2009 of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: February 11, 2009	By:	/s/ Joseph J. Ueberroth

Joseph J. Ueberroth President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement and General Release of All Claims between Laura L. Tuthill and the Company.

10.2	Severance Agreement and General Release of All Claims between Joseph M. McCarthy and the Company.

99.1	Press Release dated February 11, 2009 of the Company.

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